EXHIBIT 5.1

                        [EVERS & HENDRICKSON LETTERHEAD]

April 17, 2000

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Lions Gate Investment Limited, Legality of Shares

Dear Madam/Sirs:

We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                              Very truly yours,

                                              EVERS & HENDRICKSON, LLP


                                              By: /s/ Antoine M. Devine, Partner


cc:      Keith A Ebert